Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES

MARK LYONS TO SUCCEED RALPH JONES

AS CHAIRMAN AND CEO OF ARCH WORLDWIDE INSURANCE GROUP

HAMILTON, BERMUDA, May 15, 2008 —  Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Mark Lyons has been promoted to the position of Chairman and Chief Executive Officer of Arch Worldwide Insurance Group, effective July 2, 2008. Mr. Lyons, who joined Arch in 2002 and currently serves as President and Chief Operating Officer of Arch’s U.S.-based insurance group, will succeed Ralph Jones, who will be retiring at the end of his five-year employment term on July 1, 2008.

                Dinos Iordanou, President and Chief Executive Officer of Arch Capital Group Ltd., said, “With Ralph’s guidance over the past five years, our insurance business has continued to establish itself as a significant participant in the worldwide insurance marketplace. We are very appreciative and thankful for Ralph’s contributions and wish him well in his retirement. We are also confident that Mark will continue to provide the strong leadership necessary to sustain our insurance group’s success. Our ability to promote from within Arch is another indication of the depth and strength of our management team. Under the continuing senior team led by Mark, the strategic direction of Arch Insurance will not change.”

Ralph Jones added, “It has been a pleasure to be part of the Arch success story during the past five years. After 30 years in the industry, it will be nice to hand over the reigns to my very capable successor, Mark Lyons.”

Mr. Lyons, age 51, has served as President and Chief Operating Officer of Arch Insurance Group since June 2006. Prior thereto, he served in various senior executive positions for Arch Insurance Group, including Senior Vice President of group operations and Chief Actuary. Prior to joining Arch, Mr. Lyons was Executive Vice President of product services at Zurich U.S. and Vice President and Actuary at Berkshire Hathaway Insurance Group. Mr. Lyons holds a B.S. degree from Elizabethtown College. He is also an Associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

Arch Capital Group Ltd., a Bermuda-based company with over $4.3 billion in capital at March 31, 2008, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
John D. Vollaro
(441) 278-9250